                                  MAXCO, INC.
                   EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF
                               PER SHARE EARNINGS



                                                Three Months Ended December 31,
                                                   1995              1994
                                                   ----              ----
NET INCOME FOR COMPUTATION
  OF PER SHARE AMOUNTS
------------------------------------
   Net income                                     $   82,000         $  342,000
   Preferred stock series 2 dividend                 (27,000)           (27,000)
   Preferred stock series 3 dividend                 (24,000)           (24,000)
                                                  ----------         ----------
NET INCOME ATTRIBUTABLE
  TO COMMON STOCK--PRIMARY                        $   31,000         $  291,000
                                                  ==========         ==========

NET INCOME ATTRIBUTABLE
  TO COMMON STOCK--FULLY DILUTED                  $   58,000         $  318,000
                                                  ==========         ==========

PRIMARY
------------------------------------
    Average shares outstanding                     4,231,899          4,300,063
    Net effect of dilutive stock options--based
       on the Treasury Stock Method using
       average market price                          116,659            124,169
                                                  ----------         ----------
                                TOTAL              4,348,558          4,424,232

PER SHARE AMOUNT                                  $     0.01         $     0.07

FULLY DILUTED
------------------------------------
    Average shares outstanding                     4,231,899          4,300,063
    Net effect of dilutive stock options--based
       on the Treasury Stock Method using the
       quarter-end market price if higher than
       average market price                          116,659            124,169
    Assumed conversion of series two 12%
       cumulative redeemable convertible
       preferred stock                               231,840            231,840
                                                  ----------         ----------
                                TOTAL              4,580,398          4,656,072
                                                  ==========         ==========

PER SHARE AMOUNT                                  $     0.01         $     0.07


                                  MAXCO, INC.
                   EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF
                               PER SHARE EARNINGS



                                                          Nine Months Ended December 31,
                                                              1995             1994
                                                              ----             ----
NET INCOME FOR COMPUTATION
  OF PER SHARE AMOUNTS
-----------------------------------------------
   Net income                                                   $544,000       $3,960,000
   Preferred stock series 2 dividend                             (81,000)         (81,000)
   Preferred stock series 3 dividend                             (72,000)         (72,000)
                                                              ----------       ----------

NET INCOME ATTRIBUTABLE
  TO COMMON STOCK--PRIMARY                                      $391,000       $3,807,000
                                                              ==========       ==========

NET INCOME ATTRIBUTABLE
  TO COMMON STOCK--FULLY DILUTED                                $472,000       $3,888,000
                                                              ==========       ==========

PRIMARY
-----------------------------------------------
    Average shares outstanding                                 4,258,619        4,305,055
    Net effect of dilutive stock options--based on
       the Treasury Stock Method using average
       market price                                              118,641          124,813
                                                              ----------       ----------
                                TOTAL                          4,377,260        4,429,868

PER SHARE AMOUNT                                                   $0.09            $0.86

FULLY DILUTED
-----------------------------------------------
    Average shares outstanding                                 4,258,619        4,305,055
    Net effect of dilutive stock options--based on
       the Treasury Stock Method using the
       quarter-end market price if higher than
       average market price                                      118,641          124,813
   Assumed conversion of series two 12%
       cumulative redeemable convertible
       preferred stock                                           231,840          231,840
                                                              ----------       ----------
                                TOTAL                          4,609,100        4,661,708
                                                              ==========       ==========

PER SHARE AMOUNT                                              $     0.10       $     0.83


For 1995, the aggregate dilution from stock options is anti-dilutive.


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